Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation of our report dated July 2, 2004 relating to the audited consolidated financial statements of Hydrogel Design Systems, Inc. for the years ended April 30, 2004 and 2003 which appears in this Form SB-2.


/s/ Rothstein Kass & Company, P.C.
Roseland, New Jersey
January 28, 2005